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                                                                    Exhibit 4.26

                         REGISTRATION RIGHTS AGREEMENT

     Agreement made as of this 21st day of February, 2001 between AVERY COMMUNICATIONS, INC., a Delaware corporation (the "Company"), WATERSIDE CAPITAL CORPORATION, a Virginia corporation ("WSCC") and CAPITALSOUTH PARTNERS FUND I, L.P., a Delaware limited partnership ("CapitalSouth" and collectively with WSCC, the "Investors").

                                R E C I T A L:

     A. The Company and the Investors desire to enter into this Registration Rights Agreement to provide for registration rights with respect to the common stock of the Company into which the Series H Preferred Stock of the Company held by the Investors is convertible.

1.   CERTAIN DEFINITIONS.
     -------------------

     Section 1. As used in this Agreement, the following terms shall have the following meanings:

          1.1.  Commission means the Securities and Exchange Commission, or any
                ----------
other federal agency at the time administering the Securities Act and the Exchange Act.

          1.2.  Common Stock means (i) the Company's Common Stock, $0.01 par
                ------------
value, as authorized on the date of this Agreement, (ii) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Company's Articles of Incorporation, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (iii) any other securities into which or for which any of the securities described in (i) or (ii) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          1.3.  Exchange Act means the Securities Exchange Act of 1934, or any
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similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          1.4.  Holders has the meaning set forth in Section 2.1.
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          1.5.  Person means an individual, corporation, partnership, limited
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liability company, joint venture, trust or unincorporated organization or a government or any agency or political subdivision thereof.

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          1.6.  Preferred Shares means the shares of the Company's Preferred
                ----------------
Stock (as defined in the Purchase Agreement) purchased by the Investors pursuant to the Purchase Agreement.

          1.7.  Purchase Agreement means the Series H Preferred Stock Purchase
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Agreement dated the date hereof among the Company, the Investors and the principal shareholder of the Company.

          1.8.  Registrable Securities means the Common Stock into which the
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Preferred Shares are convertible excluding (i) Registrable Securities for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been sold or otherwise distributed under such Registration Statement or (ii) Registrable Securities which the Holder thereof may sell in any one three month period pursuant to Rule 144 under the Securities Act (or such successor rule as may be adopted).

          1.9.  Securities Act means the Securities Act of 1933, or any similar
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federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

2.   REGISTRATION RIGHTS.
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     Section 2.1.  Piggyback Registration. If at any time or times after the
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date hereof until the fifth anniversary of this Agreement, the Company shall determine to register any of its Common Stock or securities convertible into or exchangeable for Common Stock under the Securities Act whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering thereof by stockholders (a "secondary offering"), or both (but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), the Company will promptly give written notice thereof to the holders of Registrable Securities (the "Holders") then outstanding, and will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Holders may request in a writing delivered to the Company within 15 days after the notice given by the Company; provided, however that in the case of the registration of Common Stock by the Company in connection with an underwritten public offering, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of Registrable Securities which the principal underwriter of an underwritten offering shall reasonably and in good faith agree can be included without jeopardizing the success of the offering by the Company, and provided, further, that if any Registrable Securities are not included for this reason, the Company will permit the Holders of Registrable Securities who have requested participation and all other holders of securities of the Company having a right to include securities in such registration who have requested participation in the offering to participate in the offering proportionately in accordance with the number of shares of Registrable Securities (in the case of the Investors) or shares of Common Stock subject to such registration right (in the

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case of such other holders) owned or obtainable by them, except that the Company shall first exclude from such registration, in the following order, all shares of Common Stock sought to be included therein by (i) any holder thereof not having any such contractual, incidental registration rights (which the Holders acknowledge may from time to time be granted by the Board of Directors of the Company to directors and officers of the Company) and (ii) any holder thereof having contractual, incidental registration rights subordinate and junior to the rights of the Holders of Registrable Securities. Without in any way limiting the types of registrations to which this Section 2.1 shall apply, in the event that the Company shall effect a "shelf registration" under Rule 415 under the Securities Act, or any other similar rule or regulation, the Company shall take all necessary action, including, without limitation, the filing of post-effective amendments, to permit the Investors to include its Registrable Securities in such registration in accordance with the terms of this Section
2.1. In connection with any offering under this Section 2.1 involving an underwriting, the Company shall not be required to include any Registrable Securities in such underwriting unless the Holders thereof accept the terms of the underwriting as agreed on between the Company and the underwriter selected by the Company. The Company shall have the right to postpone or withdraw any registration effective pursuant to the Section 2.1 without obligation to any Holder.

     Section 2.2.  Registration Expenses. On a registration described in Section
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2.1, all reasonable expenses of registration and offering of the Company and the
Holders participating in the offering including, without limitation, printing expenses, fees and disbursements of counsel and independent public accountants, fees and expenses (including counsel fees of not more than one counsel selected by the selling Holders to represent the selling Holders) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc. or any stock exchange and fees of transfer agents and registrars, shall be borne by the Company, except that the Holders shall bear (i) underwriting commissions and discounts attributable to their Registrable Securities being registered, (ii) selling commissions and
(iii) the fees and expenses of a selling Holders' own counsel (other than the counsel selected to represent all selling Holders).

     Section 2.3.  Further Obligations of the Company. Whenever under the
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preceding sections of this Agreement the Company is required to register
Registrable Securities, it shall also do the following:

                    2.3.1 Use its best efforts to diligently prepare for filing with the Commission a registration statement and such amendments and supplements to such registration statement and the related prospectus as necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by such registration statement for the period necessary to complete the proposed public offering,

                    2.3.2 Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such holder may reasonably request to facilitate the public offering of his Registrable Securities;

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                    2.3.3  Enter into any underwriting agreement with provisions reasonably required by the proposed underwriter for the selling Holders, if any;

                    2.3.4 Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue-sky" laws of such jurisdictions as any selling Holder of Registrable Securities may reasonably request, provided that the Company shall not be required to register in any states which shall require it to qualify to do business or subject itself to general service of process as a condition of such registration;

                    2.3.5 Notify the selling Holders (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any requests by the Commission or any state securities authority for amendments and supplements to a registration statement and prospectus or for additional information after the registration statement has become effective, (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose,
(iv) if, between the effective date of a registration statement and the closing of any sale of Registrable Securities covered thereby, the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the period the registration statement is effective which makes any statement made in such registration statement or the related prospectus untrue in any material respect or which requires the making of any changes in such registration statement or prospectus in order to make the statements therein not misleading;

                    2.3.6 Make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement;

                    2.3.7 Cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to such registration statement and not bearing any restrictive legends and registered in such names as the selling Holders may reasonably request at least five days before the closing of any sale of Registrable Securities;

                    2.3.8  On the occurrence of any event contemplated by
Section 2.3.5(v) above, use reasonable efforts to prepare a supplement or post-effective amendment to a registration statement or the related prospectus or any document incorporated therein by reference or file any other required documents so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall notify the selling Holders to suspend use of the prospectus as soon as reasonably practicable and the selling Holders shall suspend use of the prospectus until the Company has amended or supplemented the prospectus to correct such mistake or omission. At such time as such public disclosure is

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otherwise made or the Company determines in good faith that such disclosure is not necessary the Company shall promptly to notify the selling Holders of such determination, amend or supplement the prospectus if necessary to correct any untrue statement or omission therein and furnish the selling Holders such numbers of copies of the prospectus as so amended or supplemented as the selling Holders may reasonably request; and

                    2.3.9 Use best efforts to cause the Registrable Securities to be listed on any stock exchange or quotation system on which the Common Stock has been listed.

     Section 2.4  Company's Right to Delay Registration.  If at the time of any
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request to register Registrable Securities under Section 2.1 the Company is engaged or has fixed plans to engage within 90 days of the time of the request in a registered public offering as to which the Holders of Registrable Securities may include Registrable Securities pursuant to Section 2.1, or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely effected by the requested registration to the material detriment of the Company, then the Company may, at its option, direct that such requests be delayed for a period not in excess of four months from the effective date of such offering or the date of commencement of such other material activity, as the case may be or, if earlier, such time as any such material detriment would not occur.

3.   INDEMNIFICATION.  Incident to any registration referred to in this
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Agreement, and subject to applicable law, the Company will indemnify each underwriter, each Holder of Registrable Securities so registered, and each person controlling any of them within the meaning of the Securities Act or the Exchange Act against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred in investigating or defending against the same, arising out of any untrue statement of a material fact contained in any prospectus or other document (including any related registration statement) or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation by the Company of the Securities Act, any state securities or "blue-sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable in any case to the extent that any such claim, loss, damage or liability may have been caused by an untrue statement or omission based on information furnished in writing to the Company by such Holder expressly for use therein. Upon any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, each seller of Registrable Securities, jointly and severally, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act against any claim, losses, damages and liabilities, including legal and other expenses reasonably incurred in investigating or defending it against the same, arising out of any untrue statement of a material fact contained in any prospectus or other document (including any related registration statement) or any omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of such selling Holder,

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specifically for use in connection with the preparation of such registration statement, prospectus amendment of supplement; provided, however, that the obligations of such selling Holders hereunder shall be limited to an amount equal to the proceeds to each Holder of Registrable Securities sold as contemplated herein.

4.   RULE 144 REQUIREMENTS.  The Company shall use its best efforts to take all
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action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule afterwards in effect).

5.   TRANSFER OF REGISTRATION RIGHTS.  The registration rights of the Holders
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under this Agreement may be transferred to any transferee of any Preferred Share or any Registrable Securities who (i) is a Holder of Registrable Securities,
(ii) is an affiliate, as that term is defined in regulations promulgated by the Commission under the Exchange Act, of a Holder of Registrable Securities (including a partner of such Holder) or (iii) acquires Registrable Securities or Preferred Shares. Each such transferee shall be deemed to be a "Holder" for purposes of this Agreement; provided that no transfer of registration rights by a Holder under this Section 5 shall create any additional rights in the transferee beyond those rights granted to Holders in this Agreement.

6.   COVENANTS OF HOLDERS.  Each Holder of Registrable Securities that plans to
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participate in a distribution pursuant to a Registration Statement shall furnish to the Company such information regarding such Person and its affiliates and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in such Registration Statement. Such information at the time any Registration Statement and any amendment thereto becomes effective, and at the time any Prospectus or supplement thereto forming a part of any Registration Statement is delivered in any offering of Registrable Securities, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary (in the case of the Prospectus, in light of the circumstances which they were made) to make the statements therein not misleading. The Holders shall advise the Company and, if requested by the Company, confirm such advice in writing in the event that the Holders become aware of the happening of any event that requires the making of any changes in a Registration Statement or Prospectus so that as of such dates the statements therein provided by the Holders specifically for inclusion therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

7.   SUSPENSION OF OFFERINGS IN CERTAIN CIRCUMSTANCES. The Company shall be
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entitled for the period referred to below to postpone the filing of any
Registration Statement or the taking of any other action otherwise required to be prepared, filed or taken by it pursuant hereto and/or to direct the suspension of any public offering, sale or distribution of Registrable Securities if the Board of Directors of the Company determines in good faith that any disclosure that would be required in connection therewith would have a material adverse effect on the Company or any financing, acquisition, disposition, merger, business combination,

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corporate reorganization, or other transaction or development involving the
Company or any subsidiary of the Company (a "Business Development Determination"). Such postponement or direction shall continue until such time as the Board of Directors of the Company determines that the preparation and/or filing of such Registration Statement or the taking of any such action and/or such public offering, sale or distribution would no longer have a material adverse effect on the Company or any such transaction but shall not, in any event, exceed 30 days for any particular Business Development Determination or 60 days for all Business Development Determinations during any twelve month period. No Business Development Determination shall occur within 180 days of the expiration of a postponement or suspension caused by another Business Development Determination. The Board shall, as promptly as practicable, give the Holders written notice of any Business Development Determination.

8.   MISCELLANEOUS.
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     Section 8.1.  No Waiver; Cumulative Remedies. No failure or delay on the
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part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. These remedies are cumulative and not exclusive of any remedies provided by law.

     Section 8.2.  Amendments and Waivers.  Except as provided below, amendments
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to this Agreement shall require and shall be effective on receipt of the written consent of: (i) the Company and (ii) the holders of at least a majority in interest of the Registrable Securities. Except as provided below, compliance with any covenant or provision in this Agreement may be waived on written consent by the party or parties whose rights are being waived; provided, that,
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if the rights of holders of Registrable Securities are being waived, only with the written consent of the holders of at least a majority in interest of the Registrable Securities. Notwithstanding the foregoing, no waivers or amendments shall be effective to reduce the percentage in interest of the Registrable Securities the consent of the holders of which is required under this Section. Any waiver or amendments may be given subject to satisfaction of conditions stated therein and any waiver or amendments shall be effective only in the specific instance and for the specific purpose for which given.

     Section 8.3.  Addresses for Notices.  All notices, requests demands and
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other communications required by this Agreement shall be in writing (including telegraphic communication) and mailed, telegraphed or delivered to each applicable party at the address set forth in the Purchase Agreement or at such other address any party may inform the party in writing in compliance with this Section.

     All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid, electronic facsimile transmission, express overnight courier service, or registered mail, return receipt requested) or telegraphed, and shall be considered to be delivered two days after dispatch.

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     Section 8.4.  Binding Effect; Assignment.  This Agreement shall bind and
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inure to the benefit of the parties and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without the prior written consent of the holders of at least a majority in interest of the Registrable Securities.

     Section 8.5.  Prior Agreements.  This Agreement constitutes the entire
                   ----------------
agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof, including without limitation the Original Registration Rights Agreement.

     Section 8.6.  Severability.  The provisions of this Agreement are severable
                   ------------
and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement, for any reason, is invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

     Section 8.7.  Jurisdiction and Venue.  The Company consents to the
                   ----------------------
jurisdiction of the Circuit Court of the City of Norfolk, Virginia and the United States District Court for the Eastern District of Virginia, Norfolk Division, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in such court.

     Section 8.8.  Headings.  Article, section and subsection headings in this
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Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 8.9.  Counterparts.  This Agreement may be executed in any number
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of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 8.10.  Further Assurances.  From and after the date of this
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Agreement, on the request of any party, the other parties shall execute and deliver such instruments documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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     IN WITNESS, the undersigned have executed this Registration Rights
Agreement as the day and year first above written.


                                      AVERY COMMUNICATIONS, INC.


                                      By /s/ SCOT MCCORMICK
                                        --------------------------------------
                                        Scot McCormick, VP, CFO, and Secretary



                                      WATERSIDE CAPITAL CORPORATION


                                      By /s/ MARTIN SPERONI
                                        --------------------------------------
                                      Name   Martin Speroni
                                          ------------------------------------
                                      Title  Vice President
                                           -----------------------------------


                                      CAPITALSOUTH PARTNERS FUND I, L.P.


                                      By /s/ JOSEPH B. ALBA, III
                                        --------------------------------------
                                             Joseph B. Alala, III, President

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